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                                                                   EXHIBIT 10.15


                               AMENDMENT NO. 1 TO
                INCENTIVE STOCK OPTION, NONQUALIFIED STOCK OPTION
                    AND RESTRICTED STOCK PURCHASE PLAN - 1989

      This Amendment No. 1 (the "Amendment") to the Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan - 1989 (the "1989 Plan") of Masimo Corporation, a California corporation (formerly Vital Signals, Incorporated) (the "Company"), is hereby adopted by the Board of Directors of the Company effective May 4, 1996.

      The 1989 Plan is hereby amended as follows:

      1. Section 4(a) of the 1989 Plan is amended and restated in its entirety as follows:

            "(a) Authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors of the Company (the "Board"), which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee."

      2. Section 3 of the 1989 Plan is amended to provide for a new Section 3(c) which reads in its entirety as follows:

            "(c) Limit on Grants. In no event shall any participant in the Plan be granted Rights to Purchase or Options in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 500,000 shares, after giving effect to the Company's one for two reverse stock-split to be effected prior to the Company's initial public offering."

                                     Attest:


                                     /s/ BRADLEY R. LANGDALE
                                     ----------------------------------------
                                     Bradley R. Langdale, Secretary